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                                                                    Exhibit 23.6



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement / Prospectus of Bankers Trust New York Corporation and Alex. Brown Incorporated which is made part of the Registration Statement on Form S-4 for the registration of securities of Bankers Trust New York Corporation and to the incorporation by reference therein of our report dated January 23, 1997 except for Note 28, as to which the date is March 6, 1997, with respect to the consolidated financial statements of Bankers Trust New York Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

New York, New York
July 10, 1997